Exhibit 32

Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CommunitySouth Financial Corporation (the “Company”), each certify that, to his knowledge on the date of this certification:

1.              The quarterly report of the Company for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 26, 2009	By:	/s/ C. Allan Ducker, III
C. Allan Ducker, III
Chief Executive Officer
(Principal Executive Officer)

Date: October 26, 2009	By:	/s/ John W. Hobbs
John W. Hobbs
Chief Financial Officer
(Principal Financial Officer)